Exhibit 1.1

520,000 Shares1

Unitil Corporation

Common Stock

(No Par Value)

EQUITY UNDERWRITING AGREEMENT

                        , 2003

RBC Dain Rauscher Inc.

Edward D. Jones & Co., L.P.

As the Representatives of the

several underwriters named in Schedule I hereto

c/o RBC Capital Markets

60 South Sixth Street

Minneapolis, MN 55402

Ladies and Gentlemen:

Unitil Corporation, a New Hampshire corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 520,000 shares of the Company’s common stock (the “Common Stock”), no par value (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell, at the Underwriters’ option, an aggregate of up to 78,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

[1]	Plus an option to purchase up to 78,000 additional shares to cover over-allotments.

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Underwriters as follows:

(a) A registration statement on Form S-3 (File No. 333-108349) and Pre-Effective Amendment No. 1 thereto, including a related prospectus, with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company meets the requirements for the use of Form S-3. Copies of such registration statement, including all amendments thereto and all documents deemed incorporated by reference therein, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, as amended to the date of this Agreement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, including all exhibits thereto and documents incorporated by reference therein, herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act as of             , 2003 (the “Effective Date”), and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act is herein referred to as a “Preliminary Prospectus.” Unless otherwise stated herein, any reference hereinto the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, which were filed under the Exchange Act on or before the date hereto or are so filed hereafter. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment thereto or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(b) The Commission has not issued an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus nor instituted, nor to the Company’s knowledge, threatened, proceedings for that purpose. Any required filing of the Prospectus pursuant to 424(b) of the Securities Act has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to and the Company makes no representations or warranties with respect to information contained in or omitted from the Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in Section 13 hereof.

(d) At the time the Registration Statement became effective, the Registration Statement complied, and as of the Closing Date and each Option Closing Date, the Registration Statement and any amendment thereto, will comply, in all material respects with the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto, at the time it became effective, did not, as of the date hereof, does not, and at the Closing Date and each Option Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto, as of its date and as of the Closing Date and each Option Closing Date, do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions do not apply to and the Company makes no representations or warranties with respect to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in Section 13 hereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

(e) The documents filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission complied, or will comply when so filed, in all material respects with the requirements of the Exchange Act or the published rules and regulations under the Exchange Act (the “Exchange Act Rules”), as applicable.

(f) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Hampshire, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration

Statement. Each of the subsidiaries of the Company, as listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate and limited liability company, as applicable, power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the extent shown in Exhibit A hereto, are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(h) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and, when delivered and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights exist with respect to any of the Shares or the issue and sale thereof.

(i) The information set forth under the caption “Capitalization” in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the State of New Hampshire. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.

(j) Except as described in or contemplated by the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of the Company, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the

Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

(k) The Company has not distributed and, prior to the later of (i) the time of closing on the Closing Date or (ii) the completion of the distribution of Shares, will not distribute any prospectus or other offering material (including, without limitation, content on the Company’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(l) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

(m) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) Grant Thornton LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations.

(o) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or governmental or administrative agency, authority or body or otherwise which if determined adversely to the Company or any of its Subsidiaries might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

(p) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(q) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements, those described in the Registration Statement or those which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases.

(r) Except for any failure that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements in the Registration Statement and the Prospectus.

(t) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its articles of incorporation (“Charter”), by-laws (“By-Laws”) or other formation documents or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The issuance, sale and delivery of the Shares and the execution, delivery or performance of this Agreement do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) the Charter or By-Laws of the Company or any Subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their properties, or (iii) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, except for, with respect to clauses (ii) and (iii), any such violation, breach or default that, individually or in the aggregate, would not have a Material Adverse Effect.

(u) Any and all approvals of the Commission under the Public Utility Holding Company Act of 1935, as amended (“PUHCA”), the New Hampshire Public Utilities Commission (the “NHPUC”) and the Massachusetts Department of Telecommunications and Energy (the “MDTE”) that are required for the issuance, sale and delivery of the Shares and the application of the net proceeds from the sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus have been obtained and are in full force and effect and have not been modified or repealed in any respect; any conditions in such approvals required to be satisfied prior to the issuance of the Shares have been duly satisfied; such approvals are in full force and effect; and no further approval, consent, order, authorization, designation, declaration or filing by or with any other state or federal regulatory, administrative or other governmental body (including the Federal Energy Regulatory Commission) is necessary in connection with the issuance, sale and delivery of the Shares or the execution, delivery and performance of this Agreement and the transactions herein contemplated (other than as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(v) Except as described in the Registration Statement or the Prospectus, the Company and each of the Subsidiaries has all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus (except to the extent that the failure to have the same would not have, individually or in the aggregate, a Material Adverse Effect). There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit, other than such a revocation, termination, modification or other impairment which would not, individually or in the aggregate, have a Material Adverse Effect. None of the Permits contains any restriction that is materially burdensome on the Company or any of its Subsidiaries.

(w) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

(x) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the American Stock Exchange in accordance with Regulation M under the Exchange Act.

(y) Neither the Company nor any of the Subsidiaries is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(aa) Except as disclosed in the Prospectus, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(cc) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(dd) Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

(ee) Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to (i) the use, disposal or release of hazardous chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products, or radioactive and biological materials (collectively, “Hazardous Materials”), (ii) the protection or restoration of the environment or human exposure to Hazardous Materials or (iii) to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”). Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(ff) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

(gg) Each of the Company and the Subsidiaries owns, licenses or otherwise has rights in all patents, patent rights, licenses, inventions, copyrights, know-how (including seismic data, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”) as necessary for the conduct of its business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectus, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would result in a Material Adverse Effect.

(hh) The conduct of business by the Company and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and (b) licensing and certification Laws covering any aspect of the business of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.

(ii) The information contained in the Registration Statement and the Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(jj) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $             per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made by wire transfer of Federal (same day) funds to a bank account designated by the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or, if pricing occurs after 4:30 p.m., New York time, the fourth business days after the date of this Agreement) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Company.

3.	OFFERING BY THE UNDERWRITERS

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	COVENANTS OF THE COMPANY

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, one originally executed and three copies thereof of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the Exchange Act Rules, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing for a period of 60 days after the date of the Prospectus, otherwise than hereunder or with the prior written consent of RBC Dain Rauscher Inc.; provided, that this provision will not restrict the Company from (i) issuances pursuant to the exercise of options outstanding on the date of the Prospectus; (ii) grants of employee stock options and restricted stock pursuant to the terms of a plan in effect on the date of the Prospectus; (iii) issuances pursuant to the exercise of such options; (iv) issuances to the Company’s employees under the terms of the employee stock purchase plan in effect on the date of the Prospectus; (v) issuances pursuant to the terms of the director compensation plan in effect on the date of the Prospectus; and (vi) the filing of registration statements on Form S-8 and amendments thereto in connection with those stock options or the Company’s employee stock option plans in existence on the date of the Prospectus as described in the Prospectus.

(j) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the American Stock Exchange.

(k) The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in the form attached as Exhibit B (the “Lockup Agreements”).

(l) The Company shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus.

(m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5.	COSTS AND EXPENSES

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the underwriters’ selling memorandum and the underwriters’ invitation letter, if any, the listing application and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; and the listing fee of the American Stock Exchange. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid for by the Company.

The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. The reimbursement obligations of the Company pursuant to this Section 5 shall survive termination of this Agreement.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company (“Company Counsel”), dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters with respect to such matters as the Representatives reasonably may request.

(c) The Representatives shall have received from each of Underwriters’ Counsel and McLane, Graf, Raulerson & Middleton, Professional Association, New Hampshire counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to such matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Grant Thornton LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(e) An order of the Commission under PUHCA authorizing the issuance and sale of the Shares shall be in full force and effect, and such order shall not have been amended since the date of this Agreement.

(f) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii)    The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

(iii)    All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

(iv)    They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained or incorporated by reference in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

(g) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h) The Firm Shares and Option Shares, if any, have been approved for listing upon notice of issuance on the American Stock Exchange.

(i) The Representatives shall have received the Lockup Agreements described in Section 4(k).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Underwriters’ Counsel.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY

The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION

(a) The Company agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, however, that the Company shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13; provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission in or from any Preliminary Prospectus or Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Shares concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where (w) the Company previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission or alleged untrue statement or omission in or from the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry for which such Underwriter or such controlling person would be entitled to indemnification under clause (i), above, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and to reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry for which the Company or any such director, officer or controlling person would be entitled to indemnification under this subsection (b), whether or not the Company or such director, officer or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

9.	DEFAULT BY UNDERWRITERS

If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Dain Rauscher Inc. c/o RBC Capital Markets Compliance One Liberty Plaza New York, NY 10006 Attention: Mark Egert Counsel, Divisional Director Fax: (212)858-7455

if to the Company, to	Unitil Corporation 6 Liberty Lane West Hampton, NH 03842-1720 Attention: Mark H. Collin Senior Vice President and Chief Financial Officer Fax: (603) 773-6812

11.	TERMINATION

This Agreement may be terminated:

(a) by you by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or act of terrorism or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, act of terrorism, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York State authorities; (vi) the suspension of trading of the Company’s common stock by the American Stock Exchange, the Commission, or any other governmental authority; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12.	SUCCESSORS

This Agreement has been and is made solely for the benefit of the Company and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	INFORMATION PROVIDED BY UNDERWRITERS

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained in the list of Underwriters and their respective participation in the sale of the Shares, and paragraphs 4, 10 (including the bullet points thereunder), 11 and 12 under the caption “Underwriting” in the Prospectus.

14.	MISCELLANEOUS

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, UNITIL CORPORATION

By:

Mark H. Collin Senior Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC DAIN RAUSCHER INC.

EDWARD D. JONES & CO. L.P.

As the Representatives of the several

Underwriters listed on Schedule I

By: RBC Dain Rauscher Inc.

By:

Name:

Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
RBC Dain Rauscher Inc.
Edward D. Jones & Co., L.P.

Total	520,000

EXHIBIT A

LIST OF SUBSIDIARIES

Unitil Energy Systems, Inc., a New Hampshire corporation*

Fitchburg Gas and Electric Light Company, a Massachusetts corporation†

Fitchburg Energy Development Co., a Delaware corporation

Unitil Power Corp., a New Hampshire corporation

Unitil Realty Corp., a New Hampshire corporation

Unitil Service Corp., a New Hampshire corporation

Unitil Resources, Inc., a New Hampshire corporation

Usource, Inc., a Delaware corporation

Usource, L.L.C., a Delaware limited liability company

*	UES has Redeemable Cumulative Preferred Stock and Non-Redeemable, Non-Cumulative Preferred Stock outstanding, as described in the financial statements included in the Registration Statement, which are not owned by the Company.

†	FG&E has Redeemable Cumulative Preferred Stock outstanding, as described in the financial statements included in the Registration Statement, which is not owned by the Company.

EXHIBIT B

FORM OF LOCKUP AGREEMENT

[Date]

Unitil Corporation

6 Liberty Lane West

Hampton, New Hampshire 03842-1720

RBC Dain Rauscher Inc.

Edward D. Jones & Co., L.P.

As representatives of the served Underwriters

c/o	RBC Capital Markets

60 South Sixth Street

Minneapolis, MN 55402

Dear Ladies and Gentlemen:

As an inducement to the several Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for common stock, no par value (the “Common Stock”), of Unitil Corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that from the date hereof through and including the date that is 60 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Dain Rauscher Inc. In addition, the undersigned agrees that, without the prior written consent of RBC Dain Rauscher Inc., it will not, during the period commencing on the date hereof and ending 60 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. In addition, any Common Stock acquired by the undersigned in connection with the offering contemplated by the Underwriting Agreement will also be subject to this Agreement. Any Common Stock acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Common Stock (i) that is a bona fide gift or gifts or

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(ii) to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the date that is 30 days after the date of this Agreement.

Very truly yours,

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